UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2015

Sajan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51560	41-1881957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Whitetail Blvd., River Falls, Wisconsin		54022
(Address of principal executive offices)		(Zip Code)

(715) 426-9505

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 9, 2015, Sajan, Inc. (the “Company”) amended its employment agreement with Thomas P. Skiba, the Company’s Chief Financial Officer, dated August 29, 2013 (the “Agreement”) to increase the terms of the severance Mr. Skiba is entitled to receive if his employment with the Company is terminated by the Company without cause or by Mr. Skiba for good reason (the “Amendment”). The Amendment increases the amount of the severance payment Mr. Skiba is entitled to receive from a total gross amount equal to six (6) months of his ending base salary to a total gross amount equal to twelve (12) months of his ending base salary. In addition, any stock options held by Mr. Skiba that are due to be vested within twelve (12) months from his date of termination will become vested and exercisable. All other terms of the Agreement remain unchanged.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, between the Company and Thomas P. Skiba, dated March 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAJAN, INC.

By: /s/ Thomas P. Skiba
Thomas P. Skiba, Chief Financial Officer

Date: March 10, 2015

SAJAN, INC.

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, between the Company and Thomas P. Skiba, dated March 9, 2015.